                                                                     EXHIBIT 4.1

                1998 NONSTATUTORY STOCK OPTION PLAN, AS AMENDED

     1.   Purposes of the Plan. The purposes of this 1998 Nonstatutory Stock
          --------------------
Option Plan are:

     .         to attract and retain the best available personnel for positions of substantial responsibility,
     .         to provide additional incentive to Employees and Directors, and
     .         to promote the success of the Company's business.

               Options granted under the Plan will be nonstatutory stock options.

     2.   Definitions. As used herein, the following definitions shall apply:
          -----------

               (a)  "Administrator" means the Board or any of its Committees as
                     -------------
shall be administering the Plan, in accordance with Section 4 of the Plan.

               (b)  "Applicable Laws" means the legal requirements relating to
                     ---------------
the administration of stock option plans under U.S. state corporate, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.

               (c)  "Board" means the Board of Directors of the Company.
                     -----

               (d)  "Code" means the Internal Revenue Code of 1986, as amended.
                     ----

               (e)  "Committee" means a Committee appointed by the Board in
                     ---------
accordance with Section 4 of the Plan.

               (f)  "Common Stock" means the common stock of the Company.
                     ------------

               (g)  "Company" means Seagate Technology, Inc., a Delaware
                     -------
corporation.

               (h)  "Director" means a member of the Board.
                     --------

               (i)  "Disability" means total and permanent disability as defined
                     ----------
in Section 22(e)(3) of the Code.

               (j)  "Employee" means any person employed by the Company or any
                     --------
parent, subsidiary or affiliate of the Company.

               (k)  "Exchange Act" means the Securities Exchange Act of 1934, as
                     ------------
amended.

               (l)  "Fair Market Value" means, as of any date, the value of
                     -----------------
Common Stock determined as follows:

                    (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable;

                   (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable;

                  (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

               (m)  "Notice of Grant" means a written notice evidencing certain
                     ---------------
terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

               (n)  "Option" means a stock option granted pursuant to the Plan,
                     ------
that is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the Regulations promulgated thereunder.

               (o)  "Option Agreement" means a written agreement between the
                     ----------------
Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

               (p)  "Option Exchange Program" means a program whereby
                     -----------------------
outstanding options are surrendered in exchange for options with a lower exercise price.

               (q)  "Optioned Stock" means the Shares subject to an Option.
                     --------------

               (r)  "Optionee" means the holder of an outstanding Option granted
                     --------
under the Plan.

               (s)  "Plan" means this 1998 Nonstatutory Stock Option Plan.
                     ----

               (t)  "Retirement" means the Optionee has reached the age of 55
                     ----------
years and has five (5) years of continuous service with the Company or one of its subsidiaries and the Optionee elects to terminate his/her Continuous Status as an Employee or Consultant.

               (u)  "Service Provider" means an Employee who is a Vice President
                     ----------------
or more senior employee or a Director.

               (v)  "Share" means a share of the Common Stock, as adjusted in
                     -----
accordance with Section 12 of the Plan.

     3.   Stock Subject to the Plan. Subject to the provisions of Section 12 of
          -------------------------
the Plan, the maximum aggregate number of Shares which may be optioned under the Plan is 7,000,000. The Shares shall be previously issued and outstanding shares that are reacquired by the Company, whether under this Plan or otherwise.

     If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated).

     4.   Administration of the Plan.
          --------------------------

               (a)  Administration. The Plan shall be administered by (i) the
                    --------------
Board or (ii) a Committee, which committee shall be constituted to satisfy applicable laws.

               (b)  Powers of the Administrator. Subject to the provisions of
                    ---------------------------
the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

               (i) to determine the Fair Market Value of the Shares, in accordance with Section 2(l) of the Plan;

              (ii) to select Service Providers to whom Options may be granted hereunder;

             (iii) to determine whether and to what extent Options are granted hereunder;

              (iv) to determine the number of Shares to be covered by each Option granted hereunder;

               (v)  to approve forms of agreement for use under the Plan;

              (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

             (vii) to determine whether, to what extent and under what circumstances and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period);

            (viii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Shares covered by such Option shall have declined since the date the Option was granted;

              (ix)  to construe and interpret the terms of the Plan;

               (x) to prescribe, amend and rescind rules and regulations relating to the Plan;

              (xi) to modify or amend each Option (subject to Section 14 of the Plan);

             (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

                 (xiii)  to institute an Option Exchange Program;

                  (xiv) to determine the terms and restrictions applicable to Options; and

                   (xv) to make all other determinations deemed necessary or advisable for administering the Plan.

               (c)  Effect of Administrator's Decision. The Administrator's
                    ----------------------------------
decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

     5.   Eligibility. Options may be granted to Service Providers. If otherwise
          -----------
eligible, a Service Provider who has been granted an Option may be granted additional Options.

     6.   Limitations. Neither the Plan nor any Option shall confer upon an
          -----------
Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such employment or consulting relationship at any time, with or without cause.

     7.   Term of Plan. The Plan shall become effective upon its adoption by the
          ------------
Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 14 of the Plan.

     8.   Term of Option. The term of each Option shall be stated in the Notice
          --------------
of Grant.

     9.   Option Exercise Price and Consideration.
          ---------------------------------------

               (a)  Exercise Price. The per Share exercise price for the Shares
                    --------------
to be issued pursuant to exercise of an Option shall be determined by the Administrator.

               (b)  Waiting Period and Exercise Dates. At the time an Option is
                    ---------------------------------
granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period.

               (c)  Form of Consideration. The Administrator shall determine the
                    ---------------------
acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:

               (i)  cash;

              (ii)  check;

             (iii)  promissory note;

              (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

               (v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the Optionee's broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;

              (vi)  any combination of the foregoing methods of payment; or

             (vii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

     10.  Exercise of Option.
          ------------------

          (a)  Procedure for Exercise; Rights as a Shareholder. Any Option
               -----------------------------------------------
granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

     An Option may not be exercised for a fraction of a Share.

     An Option shall be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan.

     Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b)  Termination of Relationship as a Service Provider. In the event
               -------------------------------------------------
that an Optionee's relationship as a Service Provider terminates (other than upon the Optionee's death, Retirement or Disability), the Optionee may exercise his or her Option, but only within such period of time as is determined by the Administrator, and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (c)  Disability of Optionee. In the event that an Optionee's
               ----------------------
relationship as a Service Provider terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option at any time within six
(6) months from the date of such termination, but only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (d)  Death of Optionee. If the Optionee dies while a Service Provider,
               -----------------
the Option may be exercised at any time within six (6) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (e)  Retirement of Optionee: In the event of an Optionee's Retirement,
               ----------------------
the Optionee may exercise his or her Option (if such Option was granted on or after August 27, 1998) at any time within three (3) years from the date of such Retirement, but only to the extent that the Optionee was entitled to exercise it at the date of such Retirement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant).

     11.  Transferability of Options.
          --------------------------

     (a) Unless determined otherwise by the Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.

     (b) An Optionee may file a written designation of a beneficiary who is to receive any options that remain unexercised in the event of the Optionee's death. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

     (c) Such designation of beneficiary may be changed by the Optionee at any time by written notice, subject to the above spousal consent conditions. In the event of the death of the Optionee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Optionee's, the Company shall deliver such options to the executor or administrator of the estate of the Optionee, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such options to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     12.  Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset
          ----------------------------------------------------------------------
Sale or Change of Control.
-------------------------

          (a)  Changes in Capitalization.  Subject to any required action by the
               -------------------------
shareholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares that have been authorized for issuance under the Plan but as to which no Options have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Company's common stock, or any other increase or decrease in the number of issued shares of the Company's common stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

          (b)  Dissolution or Liquidation. In the event of the proposed
               --------------------------
dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

          (c)  Merger or Asset Sale. Subject to the provisions of paragraph (d)
               --------------------
hereof, in the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation does not agree to assume the Option or to substitute an equivalent option, the Administrator shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option as to all or a portion of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If the Administrator makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase, for each Share subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Shares held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely stock of the successor corporation or its parent equal in Fair Market Value to the per share consideration received by holders of Stock in the merger or sale of assets.

          (d)  Change in Control. In the event of a "Change in Control" of the
               -----------------
Company, as defined in paragraph (e) below, then the following acceleration and valuation provisions shall apply:

     (i) Except as otherwise determined by the Board, in its discretion, prior to the occurrence of a Change in Control, any Options outstanding on the date such Change in Control is determined to have occurred that are not yet exercisable and vested on such date shall become fully exercisable and vested;

     (ii) Except as otherwise determined by the Board, in its discretion, prior to the occurrence of a Change in Control, all outstanding Options, to the extent they are exercisable and vested (including Options that shall become exercisable and vested pursuant to subparagraph (i) above), shall be terminated in exchange for a cash payment equal to the Change in Control Price (reduced by the exercise price applicable to such

Options). These cash proceeds shall be paid to the Optionee or, in the event of death of an Optionee prior to payment, to the estate of the Optionee or to a person who acquired the right to exercise the Option by bequest or inheritance.

           (e)  Definition of "Change in Control". For purposes of this Section
                ---------------------------------
12, a "Change in Control" means the happening of any of the following:

     (i) When any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or

     (ii) The shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company's assets; or

     (iii) A change in the composition of the Board of Directors of the Company, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date the Plan is approved by the shareholders, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

           (f)  Change in Control Price. For purposes of this Section 12,
                -----------------------
"Change in Control Price" shall be, as determined by the Board, (i) the highest Fair Market Value of a Share within the 60 day period immediately preceding the date of determination of the Change in Control Price by the Board (the "60-Day Period"), or (ii) the highest price paid or offered per Share, as determined by the Board, in any bona fide transaction or bona fide offer related to the Change in Control of the Company, at any time within the 60-Day Period, or (iii) some lower price as the Board, in its discretion, determines to be a reasonable estimate of the fair market value of a Share .

     13.  Date of Grant. The date of grant of an Option shall be, for all
          -------------
purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

     14.  Amendment and Termination of the Plan.
          -------------------------------------

          (a)  Amendment and Termination. The Board may at any time amend,
               -------------------------
alter, suspend or terminate the Plan.

          (b)  Effect of Amendment or Termination. No amendment, alteration,
               ----------------------------------
suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to options granted under the Plan prior to the date of such termination.

     15.  Conditions Upon Issuance of Shares.
          ----------------------------------

          (a)  Legal Compliance. Shares shall not be issued pursuant to the
               ----------------
exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b)  Investment Representations. As a condition to the exercise of an
               --------------------------
Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     16.  Liability of Company. The inability of the Company to obtain authority
          --------------------
from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     17.  Reservation of Shares. The Company, during the term of this Plan, will
          ---------------------
at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

                      1998 NONSTATUTORY STOCK OPTION PLAN

                             STOCK OPTION AGREEMENT

     Unless otherwise defined herein, the terms defined in the 1998 Nonstatutory Stock Option Plan (the "Plan") shall have the same defined meanings in this Option Agreement.

I.   NOTICE OF STOCK OPTION GRANT
     ----------------------------

     Employee Name

     You have been granted an option to purchase Shares of common stock of the Company, subject to the terms and conditions of the Plan and this Stock Option Agreement, as follows:

     Grant Number                      _______________

     Date of Grant                     _______________

     Vesting Commencement Date         _______________

     Exercise Price per Share          _______________

     Total Number of Shares Granted    _______________

     Total Exercise Price              _______________

     Type of Option:                   ___ Incentive Stock Option
                                       XX Nonstatutory Stock Option
                                       --

     Term/Expiration Date:      _______________


        Vesting Schedule:  This Option may be exercised, in whole or in part, in
        ----------------
accordance with the following schedule:

        On or after __________,  **       ** shares;
                                 ------------
        On or after __________,  **        ** shares;
                                 ------------
        On or after __________,  **        ** shares;
                                 ------------
        On or after __________,  **        ** shares;
                                 ------------

     Termination Period:
     ------------------

     This Option may be exercised, to the extent vested pursuant to the Vesting Schedule set forth above, for (i) ninety (90) days after termination of Optionee's Continuous Status as an Employee or Consultant other than as a result of death, Disability or Retirement,

(ii) six (6) months after termination as a result of death or Disability, and
(iii) three (3) years after Retirement; provided, however, that in no event may this Option be exercised later than the Term/Expiration Date as provided above.

     II.  AGREEMENT
          ---------

     1.   Grant of Option. The Plan Administrator of the Company hereby grants
          ---------------
to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the "Optionee"), an option (the "Option") to purchase a number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to
Section 14 of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

     2.   Exercise of Option.
          ------------------

          (a)  Right to Exercise.  This Option is exercisable during its term in
               -----------------
accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.

          (b)  Method of Exercise. This Option is exercisable by delivery of an
               ------------------
exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

     No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

     3.   Method of Payment. Payment of the aggregate Exercise Price shall be by
          -----------------
any of the following, or a combination thereof, at the election of the Optionee:

          (a)  cash; or

          (b)  check; or

          (c) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the

Optionee's broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

         (d) surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six
(6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

     4.  Transferability of Option. This Option may not be transferred in any
         -------------------------
manner otherwise than by will or by the laws of descent and distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     5.  Term of Option. This Option may be exercised only within the term set
         --------------
out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

     6.  Tax Consequences. Some of the federal tax consequences relating to this
         ----------------
Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

         (a)  Exercising the Option. The Optionee may incur regular federal
              ---------------------
income tax liability upon exercise of an NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

         (b)  Disposition of Shares. If the Optionee holds NSO Shares for at
              ---------------------
least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

     By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement.

DATE OF GRANT: _______________


                           DESIGNATION OF BENEFICIARY
                           --------------------------

     In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all of my options that are unexercised at that time.

NAME:  (Please print)        _______________________________
                               (First)(Middle)(Last)

                     Address:_______________________________

_____________                _______________________________

Relationship                 _______________________________


OPTIONEE:                          SEAGATE TECHNOLOGY, INC.

_____________________________      By:____________________________

(Signature)                        Title: Corporate Secretary

_____________________________

(Print Name)                       HOME ADDRESS (Please Print)

_____________________________      ________________________________

(Employee Number)                  ________________________________

_____________________________      ________________________________

(Work Phone Number)


Dated: ______________